EXHIBIT 10.2(d)

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2011

PEOPLES BANCORP INC.
LONG TERM INCENTIVE PROGRAM
Effective Beginning January 1, 2012

Objectives

1.	Reward employees of Peoples Bancorp Inc. (“Peoples”) and subsidiaries of Peoples for enhancing shareholder value over a measurement period in excess of one year.
2.	Contribute toward a compensation program that serves to retain, recruit and develop talented financial services personnel and management.
3.	Discourage unnecessary and excessive risk-taking.

Participation

1.
The Compensation Committee approves the participation of executive officers and other senior officers of Peoples and its subsidiaries in the annual incentive program. Executive officers identify other officers and employees who serve Peoples and its subsidiaries in a support role for inclusion in the annual incentive program.

2.	Participants must be employed as of the award date in respect of a measurement period to receive an award for such measurement period.
3.
Participants must be employed before July 1 of Peoples' fiscal year to be eligible for an award for the related measurement period. Exceptions to this requirement may be made at the discretion of the Compensation Committee.

4.	The Compensation Committee retains the right to exercise discretion in the granting of the actual level of awards under the long term incentive program.

Program Design, Performance Measures, and Awards

1.	The long term incentive program is designed to recognize and reward performance against established financial and non-financial targets.
	a.	Corporate goals and individual goals are established on an annual basis.
		i.	Corporate goals are established for the measurement period by the Board of Directors at their discretion.
		ii.	It is contemplated the corporate goals will be comprised of a variety of metrics, including those related to Peoples' consolidated financial performance, capital adequacy and credit quality.
iii.
Individual goals for the executive officers of Peoples will be approved by the Compensation Committee on an annual basis. Goals for other participants are established by the executive officer responsible for the business unit or line function in which such participants are employed and are designed to support and align with executive officer's individual goals as approved by the Compensation Committee.

b.
An absolute minimum level of corporate performance in respect of one or more of the financial goals will be established on an annual basis by Peoples' Board of Directors.  This is the minimum level of corporate performance that must be achieved before any incentive award, which may otherwise be earned in respect of the level of achievement for any other corporate or individual goal(s), can be made.  If Peoples fails to achieve the designated absolute minimum level of corporate performance, participants will generally not be eligible for any incentive award.  However, the Compensation Committee retains the right to make incentive awards in its discretion based on achievement of the established corporate and/or individual goals for a measurement period, even if the absolute minimum level of corporate performance is not attained.

2.	Three levels of achievement are established for each goal: threshold, target and maximum.
3.
The level of achievement of corporate goals creates a pool of common shares as to which awards may be granted to program participants by applying payout percentages as determined by the Compensation Committee to the participants' aggregate base annual salary earned in the measurement period.

a.
The Compensation Committee contemplates that a portion of the potential award will be earned as a result the level of performance in respect of corporate goals under the long term incentive program and will be awarded based upon the participant's base annual salary earned in the measurement period as a percentage of the aggregate salary base used to create the pool.

	b.	The Compensation Committee contemplates that the remainder of each participant's award will be based on the participant's contribution to Peoples' future success.
	c.	The aggregate number of common shares underlying awards granted will not exceed the number of common shares in the pool created by achievement of corporate goals.
4.	All awards under the long term incentive program will be paid in equity-based awards under the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan.
5.
The Compensation Committee contemplates the use of multiple year time-vesting with annual performance triggers which must be achieved in order for a pro rata portion of the award to vest in each year of the vesting period. If the performance triggers are not achieved in a given year, the shares subject to the performance triggers for the applicable performance period are forfeited.